Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of The Hershey Company (the “Company”) hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 19, 2010	/s/ DAVID J. WEST
David J. West Chief Executive Officer

Date: February 19, 2010	/s/ HUMBERTO P. ALFONSO
Humberto P. Alfonso Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.